AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1998
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                 ESG RE LIMITED
             (Exact name of registrant as specified in its charter)

          BERMUDA                                              NOT APPLICABLE
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                  ---------------

                            SKANDIA INTERNATIONAL HOUSE
                                 16 CHURCH STREET
                             HAMILTON, HM 11, BERMUDA
                                  (441) 295-2185
                (Address, Including Zip Code, and Telephone Number,
         including Area Code, of Registrant's Principal Executive Offices)

                                  ---------------

                                  ESG RE LIMITED
              NON-MANAGEMENT DIRECTORS' COMPENSATION AND OPTION PLAN
                            AND 1997 STOCK OPTION PLAN
                             (Full title of the plan)

                                  ---------------

                                  ESG RE LIMITED
                             C/O CT CORPORATION SYSTEM
                                   1633 BROADWAY
                             NEW YORK, NEW YORK  10019
                                  (212) 664-1666
                      (Name and Address, including Zip Code,
          and Telephone Number, including Area Code of Agent For Service)

                                  ---------------

                                     COPY TO:
                             RICHARD S. BORISOFF, ESQ.
                     PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                            1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019-6064
                                  (212) 373-3000

                                  ---------------

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED           PROPOSED
                                                        MAXIMUM           MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT       OFFERING PRICE  AGGREGATE OFFERING     AMOUNT OF
TO BE REGISTERED                   TO BE REGISTERED   PER SHARE (1)       PRICE (1)     REGISTRATION FEE
--------------------------------- ------------------ --------------- ------------------ ----------------
Common Shares, par value $1.00
per share........................      3,000,000          $23.03         $69,090,000        $20,382
================================= ================== =============== ================== ================

(1) Based on a price per share of $23.03, representing the average of the high and low prices reported on the Nasdaq National Market on January 2, 1998 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933.

================================================================================

                                 EXPLANATORY NOTE



            The Section 10(a) prospectuses being delivered by ESG Re Limited (the "Company") to participants in the Company's 1997 Stock Option Plan (the "Stock Option Plan") and to participants in the Company's Non-Management Directors' Compensation and Option Plan (the "Directors' Plan," and together with the Stock Option Plan, the "Plans") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to Common Shares, par value $1.00 per share (the "Common Shares"), reserved for issuance pursuant to the Plans. The Plan information required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT





ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Company's Prospectus, dated December 12, 1997, which was filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and relates to the Company's Registration Statement on Form F-1, which was declared effective on December 12, 1997;

            All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES

            Not Applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a Bermudian company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of Bermudian law with respect to any negligence, default, breach of duty or breach of trust except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officer and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgement is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

            The Company has adopted provisions in its Memorandum of Association and Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Act. The Company also its issued a deed of indemnity for the benefit of directors and officers to provide them with the maximum indemnification allowed under its Memorandum of Association, Bye-Laws and the Act.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.


ITEM 8.     EXHIBITS

4.1   --    Specimen Common Share Certificate  (incorporated by reference to
            Exhibit 4.1 to the Company's Registration Statement on Form F-1
            (No. 333-40341))

4.2   --    Form of Class A Warrant (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form F-1 (No. 333-40341))

4.3   --    Form of Class B Warrant

5.2   --    Opinion of Appleby, Spurling & Kempe as to the legality of Common
            Shares being registered.

23.1  --    Consent of Deloitte & Touche GmbH

23.2  --    Consent of Deloitte & Touche, Hamilton, Bermuda

24.1  --    Power of Attorney (included on signature page of this registration statement)



ITEM 9.    UNDERTAKINGS

            The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Bye-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 7, 1998.

                                    ESG Re Limited


                                    By:  /s/ Gerhard Jurk
                                        -------------------------------
                                        Name:  Gerhard Jurk
                                        Title:  Chief Financial Officer



            We, the undersigned officers and directors of ESG Re Limited, hereby severally constitute Wolfgang M. Wand or Gerhard Jurk our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable ESG Re Limited to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                       TITLE                            DATE

   /s/ Wolfgang M. Wand      Chief Executive Officer and Director    January 7, 1998
---------------------------- (Principal Executive Officer)
     Wolfgang M. Wand



    /s/ Gerhard Jurk         Chief Financial Officer and Director    January 7, 1998
---------------------------- (Principal Financial and Accounting
       Gerhard Jurk          Officer)



    /s/ John C Head III      Director                                January  7, 1998
----------------------------
      John C Head III


                             Director                                January  7, 1998
----------------------------
    William J. Poutsiaka


                             Director                                January  7, 1998
----------------------------
      Edward A. Tilly


   /s/ David L. Newkirk      Director                                January  7, 1998
----------------------------
      David L. Newkirk

    /s/ John C Head III      Authorized Representative in the        January  7, 1998
---------------------------- United States
      John C Head III

                                 INDEX TO EXHIBITS



      EXHIBITS


      4.1   --    Specimen Common Share Certificate  (incorporated by
                  reference to Exhibit 4.1 to the Company's Registration
                  Statement on Form F-1 (No. 333-40341))

      4.2   --    Form of Class A Warrant (incorporated by reference to
                  Exhibit 4.2 to the Company's Registration Statement on
                  Form F-1 (No. 333-40341))

      4.3   --    Form of Class B Warrant

      5.2   --    Opinion of Appleby, Spurling & Kempe as to the legality of
                  Common Shares being registered.

      23.1  --    Consent of Deloitte & Touche GmbH

      23.2  --    Consent of Deloitte & Touche, Hamilton, Bermuda

      24.1  --    Power of Attorney (included on signature page of this
                  registration statement.)